Exhibit 99.1
Ichor Holdings, Ltd. Announces Fourth Quarter and Fiscal Year 2025 Financial Results
FREMONT, Calif., February 9, 2026–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced fourth quarter and fiscal year 2025 financial results.
Fourth quarter 2025 highlights:
•Revenue of $223.6 million, above the mid-point of our guidance range communicated in November;
•Gross margin of 9.4% on a GAAP basis and 11.7% on a non‑GAAP basis; and
•Earnings (loss) per share of $(0.46) on a GAAP basis and $0.01 on a non-GAAP basis.
Fiscal year 2025 highlights:
•Revenue of $947.7 million, up 11.6% year-over-year;
•Gross margin of 9.3% on a GAAP basis and 12.2% on a non-GAAP basis; and
•Earnings (loss) per share of $(1.54) on a GAAP basis and $0.23 on a non-GAAP basis.
“With Q4 results favorably aligned with our earlier expectations, our focus now shifts to the strengthening demand environment ahead for fiscal 2026,” commented Phil Barros, Ichor’s CEO. “Early indications of customer demand entering the year provide us with a first-quarter revenue outlook reflecting solidly upward momentum from Q4’s trough levels. At this time, we expect this upward trend to continue into the second half of the year. While our gross margin improvement strategies are just beginning to take shape, we believe we will demonstrate meaningfully improved gross margin performance in fiscal 2026, compared to fiscal 2025. As we embark upon several new strategic initiatives that reflect our operational and technological priorities in the coming year, we expect to deliver strong earnings leverage in the quarters ahead.”

	Q4 2025	Q3 2025	Q4 2024	FY 2025	FY 2024
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$223,606	$239,296	$233,291	$947,652	$849,040
Gross margin	9.4%	4.6%	11.6%	9.3%	12.2%
Operating margin	(6.2)%	(8.1)%	(0.5)%	(4.1)%	(0.9)%
Net loss	$(15,961)	$(22,853)	$(3,943)	$(52,781)	$(20,820)
Diluted EPS	$(0.46)	$(0.67)	$(0.12)	$(1.54)	$(0.64)

	Q4 2025	Q3 2025	Q4 2024	FY 2025	FY 2024
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Gross margin	11.7%	12.1%	12.0%	12.2%	12.7%
Operating margin	1.2%	2.2%	2.4%	2.2%	2.2%
Net income	$280	$2,302	$2,761	$7,915	$5,888
Diluted EPS	$0.01	$0.07	$0.08	$0.23	$0.18

U.S. GAAP Financial Results Overview
For the fourth quarter of 2025, revenue was $223.6 million, net loss was $(16.0) million, and net loss per diluted share (“diluted EPS”) was $(0.46). This compares to revenue of $239.3 million and $233.3 million, net loss of $(22.9) million and $(3.9) million, and diluted EPS of $(0.67) and $(0.12), for the third quarter of 2025 and fourth quarter of 2024, respectively.
For 2025, revenue was $947.7 million, net loss was $(52.8) million, and diluted EPS was $(1.54). This compares to revenue of $849.0 million, net loss of $(20.8) million, and diluted EPS of $(0.64) for 2024.

Non-GAAP Financial Results Overview
For the fourth quarter of 2025, non-GAAP net income was $0.3 million and non-GAAP diluted EPS was $0.01. This compares to non-GAAP net income of $2.3 million and $2.8 million, and non-GAAP diluted EPS of $0.07 and $0.08, for the third quarter of 2025 and fourth quarter of 2024, respectively.
For 2025, non-GAAP net income was $7.9 million and non-GAAP diluted EPS was $0.23. This compares to non-GAAP net income of $5.9 million, and non-GAAP diluted EPS of $0.18 for 2024.

First Quarter 2026 Financial Outlook
For the first quarter of 2026, we expect the following:

	Low-End	Mid-Point	High-End
Revenue	$240 million	$250 million	$260 million
GAAP diluted EPS	$(0.10)	$(0.04)	$0.02
Non-GAAP diluted EPS	$0.08	$0.12	$0.16
This outlook for non‑GAAP diluted EPS excludes amortization of intangible assets of approximately $2.1 million and share-based compensation expense of approximately $4.0 million, as well as the related income tax effects. Non-GAAP diluted EPS should be considered in addition to, but not as a substitute for, our financial information presented in accordance with GAAP.

Balance Sheet and Cash Flow Results
We ended the fourth quarter of 2025 with cash and cash equivalents of $98.3 million, an increase of $5.8 million from the prior quarter and a decrease of $10.4 million from the prior year ended December 27, 2024.
The increase of $5.8 million for the fourth quarter of 2025 was primarily due to net cash provided by operating activities of $9.2 million, partially offset by capital expenditures of $3.2 million. The decrease of $10.4 million during the twelve months ended December 26, 2025 was primarily due to capital expenditures of $36.2 million and net payments on our credit facilities of $4.4 million, partially offset by cash provided by operating activities of $29.9 million.
Our cash provided by operating activities of $9.2 million for the fourth quarter of 2025 consisted of net non-cash charges of $16.1 million, consisting primarily of depreciation and amortization of $10.0 million, share-based compensation expense of $4.2 million, and inventory impairment of $3.1 million, and a decrease in our net operating assets and liabilities of $9.1 million, partially offset by a net loss of $16.0 million. Our cash provided by operating activities of $29.9 million for the twelve months ended December 26, 2025 consisted of net non-cash charges of $73.7 million, consisting primarily of depreciation and amortization of $33.5 million, inventory impairment of $19.8 million, and share-based compensation expense of $16.7 million, and a decrease in our net operating assets and liabilities of $9.0 million, partially offset by a net loss of $52.8 million.
The decrease in our net operating assets and liabilities of $9.1 million during the fourth quarter of 2025 was primarily due to a decrease in accounts receivable of $13.9 million, and a decrease in inventory of $6.8 million, partially offset by a decrease in accounts payable of $8.3 million, and a decrease in accrued and other liabilities of $3.7 million.
The decrease in our net operating assets and liabilities of $9.0 million for the twelve months ended December 26, 2025 was primarily due to a decrease in accounts receivable of $16.1 million and a decrease in prepaid assets of $7.9 million, partially offset by a decrease in accrued and other liabilities of $7.1 million and a decrease in accounts payable of $6.4 million.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP ("GAAP") results, this press release also contains non-GAAP financial results, including non‑GAAP gross profit, non‑GAAP operating income, non‑GAAP net income (loss), non‑GAAP diluted EPS, and free cash flow. Management uses non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income (loss), or net income (loss), respectively, excluding (1) amortization of intangible assets, share-based compensation expense, and discrete or infrequent charges and gains that are outside of normal business operations, including transaction-related costs, contract and legal settlement gains and losses, facility shutdown costs, inventory impairment charges, and severance costs associated with reduction-in-force programs, to the extent they are present in gross profit, operating income (loss), and net income (loss), respectively; and (2) the tax impacts associated with these non-GAAP adjustments, as well as non-recurring discrete tax items, including the impact of deferred tax asset valuation allowances. All non-GAAP adjustments are presented on a gross basis; the related income tax effects, including current and deferred income tax expense, are included in the adjustment line under the heading "Tax adjustments related to non-GAAP adjustments." Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales. Free cash flow is defined as cash provided by or used in operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release.
Non-GAAP results have limitations as analytical tools, and you should not consider them in isolation or as substitutes for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as tools for comparison.
Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results, and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or other discrete or infrequent charges and gains that are outside of normal business operations.

Conference Call
We will conduct a conference call to discuss our fourth quarter and fiscal year 2025 results and business outlook today at 1:30 p.m. PT.
To listen to a live webcast of the call, please visit our investor relations website at https://ir.ichorsystems.com, or go to the live link at https://www.webcast-eqs.com/login/ichorq42025.
To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13757837. After the call, an on-demand replay will be available at the same webcast link.

About Ichor
We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, CA. https://ir.ichorsystems.com.

We use a 52- or 53-week fiscal year ending on the last Friday in December. The three-month periods ended December 26, 2025, September 26, 2025, and December 27, 2024 were each 13 weeks. References to the fourth quarter of 2025, third quarter of 2025, and fourth quarter of 2024 relate to the three-month periods then ended. Our fiscal years ended December 26, 2025 and December 27, 2024 were each 52 weeks. References to 2025 and 2024 relate to the fiscal years then ended.

Safe Harbor Statement
Certain statements in this release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “contemplate,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “see,” “seek,” “target,” “would” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of forward-looking statements include, but are not limited to, statements regarding our outlook for our first fiscal quarter of 2026 and beyond, statements regarding the current business environment, revenue levels in 2026 and beyond, manufacturers’ investment in water fabrication equipment, our investment in research and development of new products, acquiring new business, and company and industry growth and performance in 2026 and beyond, as well as any other statement that does not directly relate to any historical fact. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to: geopolitical, economic and market conditions, including high inflation, changes to tax, trade, fiscal and monetary policy, high interest rates, currency fluctuations, challenges in the supply chain and any disruptions in the global economy as a result of the conflicts in Ukraine and the Middle East; being unable to attract, hire, integrate and retain key personnel and other necessary employees; dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry; reliance on a very small number of original equipment manufacturers ("OEMs") for a significant portion of sales; negotiating leverage held by our customers; competitiveness and rapid evolution of the industries in which we participate; keeping pace with developments in the industries we serve and with technological innovation generally; designing, developing and introducing new products that are accepted by OEMs in order to retain our existing customers and obtain new customers; becoming involved in litigation and regulatory proceedings, which could require significant attention from our management and result in significant expense to us and disruptions in our business; managing our manufacturing and procurement process effectively; defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation; and our dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K for the year ended December 27, 2024 and any other periodic reports that we may file with the SEC.
All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.
Contact:
Greg Swyt, CFO 510-897-5200
Claire McAdams, IR & Strategic Initiatives 530-265-9899
ir@ichorsystems.com
Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	December 26, 2025	September 26, 2025	December 27, 2024	September 27, 2024
Assets
Current assets:
Cash and cash equivalents	$98,290	$92,500	$108,669	$116,447
Accounts receivable, net	70,514	84,400	86,619	84,150
Inventories	231,794	241,680	250,102	239,359
Prepaid expenses and other current assets	9,531	6,362	7,230	7,105
Total current assets	410,129	424,942	452,620	447,061
Property and equipment, net	103,922	110,373	94,867	89,283
Operating lease right-of-use assets	35,046	37,059	44,461	35,136
Other noncurrent assets	13,638	14,208	15,182	14,675
Deferred tax assets, net	4,337	2,116	4,316	3,366
Intangible assets, net	40,405	42,483	48,716	50,979
Goodwill	335,402	335,402	335,402	335,402
Total assets	$942,879	$966,583	$995,564	$975,902
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$84,007	$92,600	$91,719	$80,963
Accrued liabilities	17,479	18,315	15,992	17,338
Other current liabilities	10,602	9,488	8,965	6,899
Current portion of long-term debt	6,250	6,250	7,500	7,500
Current portion of lease liabilities	11,250	11,337	11,494	10,239
Total current liabilities	129,588	137,990	135,670	122,939
Long-term debt, less current portion, net	117,278	117,201	121,023	122,782
Lease liabilities, less current portion	25,413	28,334	34,189	26,090
Deferred tax liabilities, net	1,961	1,555	1,555	1,169
Other non-current liabilities	4,753	5,326	4,791	5,647
Total liabilities	278,993	290,406	297,228	278,627
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 34,433,776, 34,377,891, 33,859,542, and 33,724,917 shares outstanding, respectively; 38,871,215, 38,815,330, 38,296,981, and 38,162,356 shares issued, respectively)	3	3	3	3
Additional paid in capital	624,391	620,721	606,060	601,056
Treasury shares at cost (4,437,439 shares)	(91,578)	(91,578)	(91,578)	(91,578)
Retained earnings	131,070	147,031	183,851	187,794
Total shareholders’ equity	663,886	676,177	698,336	697,275
Total liabilities and shareholders’ equity	$942,879	$966,583	$995,564	$975,902

ICHOR HOLDINGS, LTD.
Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended			Year Ended
	December 26, 2025	September 26, 2025	December 27, 2024	December 26, 2025	December 27, 2024
Net sales	$223,606	$239,296	$233,291	$947,652	$849,040
Cost of sales	202,624	228,227	206,299	859,877	745,706
Gross profit	20,982	11,069	26,992	87,775	103,334
Operating expenses:
Research and development	5,604	5,898	5,850	23,086	23,018
Selling, general, and administrative	27,135	22,519	20,131	95,650	79,384
Amortization of intangible assets	2,078	2,077	2,263	8,311	8,572
Total operating expenses	34,817	30,494	28,244	127,047	110,974
Operating loss	(13,835)	(19,425)	(1,252)	(39,272)	(7,640)
Interest expense, net	1,686	1,653	1,674	6,620	9,266
Other expense, net	308	1,092	272	1,674	1,148
Loss before income taxes	(15,829)	(22,170)	(3,198)	(47,566)	(18,054)
Income tax expense	132	683	745	5,215	2,766
Net loss	$(15,961)	$(22,853)	$(3,943)	$(52,781)	$(20,820)
Net loss per share:
Basic	$(0.46)	$(0.67)	$(0.12)	$(1.54)	$(0.64)
Diluted	$(0.46)	$(0.67)	$(0.12)	$(1.54)	$(0.64)
Shares used to compute net loss per share:
Basic	34,404,875	34,346,172	33,780,298	34,232,198	32,759,896
Diluted	34,404,875	34,346,172	33,780,298	34,232,198	32,759,896

ICHOR HOLDINGS, LTD.
Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Three Months Ended			Year Ended
	December 26, 2025	September 26, 2025	December 27, 2024	December 26, 2025	December 27, 2024
Cash flows from operating activities:
Net loss	$(15,961)	$(22,853)	$(3,943)	$(52,781)	$(20,820)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	10,044	7,404	7,976	33,505	30,744
Impairment of inventory	3,098	16,713	—	19,811	—
Share-based compensation	4,157	4,221	4,591	16,728	15,576
Impairment of lease right-of-use assets	507	359	—	2,158	—
Deferred income taxes	(1,815)	927	(564)	385	(782)
Loss on disposal of equipment	—	475	—	475	—
Amortization of debt issuance costs	77	117	116	426	465
Loss on extinguishment of debt	—	169	—	169	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	13,886	(3,579)	(2,469)	16,105	(19,898)
Inventories	6,788	980	(10,743)	(1,503)	(4,217)
Prepaid expenses and other assets	300	2,789	(717)	7,866	2,343
Accounts payable	(8,252)	2,343	6,364	(6,377)	29,110
Accrued liabilities	(1,192)	2,483	(1,916)	1,596	929
Other liabilities	(2,467)	(3,301)	(1,183)	(8,677)	(5,570)
Net cash provided by (used in) operating activities	9,170	9,247	(2,488)	29,886	27,880
Cash flows from investing activities:
Capital expenditures	(3,249)	(7,148)	(4,398)	(36,169)	(17,636)
Net cash used in investing activities	(3,249)	(7,148)	(4,398)	(36,169)	(17,636)
Cash flows from financing activities:
Issuance of ordinary shares, net of fees	—	—	—	—	136,738
Issuance of ordinary shares under share-based compensation plans	356	618	2,201	5,628	7,800
Employees' taxes paid upon vesting of restricted share units	(487)	(601)	(1,218)	(4,134)	(5,443)
Debt issuance and modification costs	—	(1,215)	—	(1,215)	—
Repayments on revolving credit facility	—	—	—	—	(115,000)
Proceeds from term loan	—	57,003	—	57,003	—
Repayments on term loan	—	(57,628)	(1,875)	(61,378)	(5,625)
Net cash provided by (used in) financing activities	(131)	(1,823)	(892)	(4,096)	18,470
Net increase (decrease) in cash	5,790	276	(7,778)	(10,379)	28,714
Cash at beginning of period	92,500	92,224	116,447	108,669	79,955
Cash at end of period	$98,290	$92,500	$108,669	$98,290	$108,669
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$1,386	$2,773	$2,449	$8,503	$11,650
Cash paid during the period for taxes, net of refunds	$1,125	$585	$1,529	$3,009	$3,333
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$3,626	$3,967	$4,961	$3,626	$4,961
Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$483	$11,747	$1,256	$16,418

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit
(dollars in thousands)
(unaudited)

	Three Months Ended			Year Ended
	December 26, 2025	September 26, 2025	December 27, 2024	December 26, 2025	December 27, 2024
U.S. GAAP gross profit	$20,982	$11,069	$26,992	$87,775	$103,334
Non-GAAP adjustments:
Restructuring plan costs (1)	3,998	16,713	—	20,711	—
Share-based compensation	602	773	912	2,856	3,360
Facility shutdown costs (2)	496	341	—	2,760	—
Other (3)	—	10	—	1,171	908
Non-GAAP gross profit	$26,078	$28,906	$27,904	$115,273	$107,602
U.S. GAAP gross margin	9.4%	4.6%	11.6%	9.3%	12.2%
Non-GAAP gross margin	11.7%	12.1%	12.0%	12.2%	12.7%
(1)Represents the costs associated with our Consolidation Restructuring Plan. Included in this amount for the fourth quarter of 2025, third quarter of 2025, and 2025 are: (i) inventory impairment costs of $3.1 million, $16.7 million, and $19.8 million, respectively; and (ii) severance costs associated with affected employees of $0.9 million, $0.0 million, and $0.9 million, respectively.
(2)Represents costs associated with the exit from our Scotland and Korea operations. Included in this amount for the fourth quarter of 2025, third quarter of 2025, and 2025 are: (i) inventory write-off charges of $0.1 million, $0.0 million, and $1.7 million, respectively; and (ii) severance costs associated with affected employees of $0.4 million, $0.3 million, and $1.1 million, respectively.
(3)Represents severance costs associated with our global reduction-in-force programs (other than severance costs associated with the exit from our Scotland and Korea operations, as described above).

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Operating Loss to Non-GAAP Operating Income
(dollars in thousands)
(unaudited)

	Three Months Ended			Year Ended
	December 26, 2025	September 26, 2025	December 27, 2024	December 26, 2025	December 27, 2024
U.S. GAAP operating loss	$(13,835)	$(19,425)	$(1,252)	$(39,272)	$(7,640)
Non-GAAP adjustments:
Restructuring plan costs (1)	9,058	17,586	—	26,644	—
Share-based compensation	4,157	4,221	4,591	16,728	15,576
Amortization of intangible assets	2,078	2,077	2,263	8,311	8,572
Facility shutdown costs (2)	1,220	618	—	6,726	—
Other (3)	—	68	—	1,408	1,600
Transaction-related costs (4)	—	—	—	—	785
Non-GAAP operating income	$2,678	$5,145	$5,602	$20,545	$18,893
U.S. GAAP operating margin	(6.2)%	(8.1)%	(0.5)%	(4.1)%	(0.9)%
Non-GAAP operating margin	1.2%	2.2%	2.4%	2.2%	2.2%
(1)Represents the costs associated with our Consolidation Restructuring Plan. Included in this amount for the fourth quarter of 2025, third quarter of 2025, and 2025 are: (i) inventory impairment costs of $3.1 million, $16.7 million, and $19.8 million, respectively; (ii) fixed asset charges of $2.6 million, $0.5 million, and $3.1 million, respectively; (iii) severance costs associated with affected employees of $1.7 million, $0.0 million and $1.7 million, respectively; (iv) other direct and incremental restructuring related costs of $1.2 million, $0.0 million, and $1.2 million, respectively; and (v) ROU asset impairment costs of $0.5 million, $0.4 million, and $0.9 million, respectively.
(2)Represents costs associated with the exit from our Scotland and Korea operations. Included in this amount for the fourth quarter of 2025, third quarter of 2025, and 2025 are: (i) severance costs associated with affected employees of $0.5 million, $0.5 million, and $1.8 million, respectively; (ii) inventory write-off charges of $0.1 million, $0.0 million, and $1.7 million, respectively; (iii) ROU asset lease impairment charges of $0.0 million, $0.0 million, and $1.3 million, respectively; (iv) other direct and incremental facility exit-related costs of $0.6 million, $0.1 million, and $1.3 million, respectively; and (v) accelerated depreciation charges of $0.0 million, $0.0 million, and $0.6 million, respectively.
(3)Represents severance costs associated with our global reduction-in-force programs (other than severance costs associated with the exit from our Scotland and Korea operations, as described above).
(4)Represents transaction-related costs incurred in connection with our acquisitions pipeline.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended			Year Ended
	December 26, 2025	September 26, 2025	December 27, 2024	December 26, 2025	December 27, 2024
U.S. GAAP net loss	$(15,961)	$(22,853)	$(3,943)	$(52,781)	$(20,820)
Non-GAAP adjustments:
Restructuring plan costs (1)	9,058	17,586	—	26,644	—
Share-based compensation	4,157	4,221	4,591	16,728	15,576
Amortization of intangible assets	2,078	2,077	2,263	8,311	8,572
Facility shutdown costs (2)	1,220	618	—	6,726	—
Other (3)	—	68	—	1,408	1,600
Transaction-related costs (4)	—	—	—	—	785
Loss on extinguishment of debt (5)	—	667	—	667	—
Tax adjustments related to non-GAAP adjustments (6)	(272)	172	(150)	129	175
Tax expense (benefit) from valuation allowance (7)	—	(254)	—	83	—
Non-GAAP net income	$280	$2,302	$2,761	$7,915	$5,888
U.S. GAAP diluted EPS	$(0.46)	$(0.67)	$(0.12)	$(1.54)	$(0.64)
Non-GAAP diluted EPS	$0.01	$0.07	$0.08	$0.23	$0.18
Shares used to compute non-GAAP diluted EPS	34,580,920	34,463,930	34,025,666	34,358,211	33,135,552
(1)Represents the costs associated with our Consolidation Restructuring Plan. Included in this amount for the fourth quarter of 2025, third quarter of 2025, and 2025 are: (i) inventory impairment costs of $3.1 million, $16.7 million, and $19.8 million, respectively; (ii) fixed asset charges of $2.6 million, $0.5 million, and $3.1 million, respectively; (iii) severance costs associated with affected employees of $1.7 million, $0.0 million and $1.7 million, respectively; (iv) other direct and incremental restructuring related costs of $1.2 million, $0.0 million, and $1.2 million, respectively; and (v) ROU asset impairment costs of $0.5 million, $0.4 million, and $0.9 million, respectively.
(2)Represents costs associated with the exit from our Scotland and Korea operations. Included in this amount for the fourth quarter of 2025, third quarter of 2025, and 2025 are: (i) severance costs associated with affected employees of $0.5 million, $0.5 million, and $1.8 million, respectively; (ii) inventory write-off charges of $0.1 million, $0.0 million, and $1.7 million, respectively; (iii) ROU asset lease impairment charges of $0.0 million, $0.0 million, and $1.3 million, respectively; (iv) other direct and incremental facility exit-related costs of $0.6 million, $0.1 million, and $1.3 million, respectively; and (v) accelerated depreciation charges of $0.0 million, $0.0 million, and $0.6 million, respectively.
(3)Represents severance costs associated with our global reduction-in-force programs (other than severance costs associated with the exit from our Scotland and Korea operations, as described above).
(4)Represents transaction-related costs incurred in connection with our acquisitions pipeline.
(5)In September 2025, we entered into an amended and restated credit agreement, which includes a group of financial institutions as direct lenders underlying the agreement. Under the debt modification literature codified in ASC 470, a portion of the refinance was treated as an extinguishment. Accordingly, $0.2 million of existing capitalized deferred issuance costs were written off as a loss on extinguishment of debt and $0.5 million of third-party and lender fees were expensed as incurred.
(6)Adjusts GAAP income tax expense for the impact of our non-GAAP adjustments, which are presented on a gross basis.
(7)During the first quarter of 2025, we recorded a valuation allowance against the deferred tax assets of our Scotland and Korea operations. During the third quarter, we reversed the valuation allowance on our Scotland deferred tax assets due to a change in the facts and circumstances regarding our ability to utilize our deferred tax assets.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Cash Provided by Operating Activities to Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended			Year Ended
	December 26, 2025	September 26, 2025	December 27, 2024	December 26, 2025	December 27, 2024
Net cash provided by (used in) operating activities	$9,170	$9,247	$(2,488)	$29,886	$27,880
Capital expenditures	(3,249)	(7,148)	(4,398)	(36,169)	(17,636)
Free cash flow	$5,921	$2,099	$(6,886)	$(6,283)	$10,244